Exhibit 99.1

Hydrofarm Completes Sale of Aurora Peat Products and Launches Project Agility to Scale Its Logistics Services Platform

$16 million transaction reduces debt and simplifies the Company’s operating footprint

SHOEMAKERSVILLE, Pa., August 3, 2026 — Hydrofarm Holdings Group, Inc. (Nasdaq: HYFM) (“Hydrofarm” or the “Company”), today announced that it has completed the sale of Aurora Peat Products ULC (“Aurora Peat”) to Raven Holdings LLC, a private company, for total consideration of $16 million, a portion of which is represented by a promissory note in the amount of $5 million. The Aurora Peat sale proceeds will be applied to reduce outstanding Term Loan debt, and the sale also removes the capital spend of owning and operating peat harvesting assets. Aurora Peat will continue producing and marketing high-quality peat products for the global horticultural market under private ownership led by longtime operators in the peat industry. The two companies will continue an ongoing commercial relationship whereby Aurora Peat remains a supplier to Hydrofarm’s grow media business, and Hydrofarm will continue to distribute Aurora Peat’s consumer gardening products pursuant to the terms of a supply agreement.

“The Aurora Peat sale is a key strategic step toward optimizing our portfolio and focus, and strengthening the Company’s capital structure,” said Bill Toler, Chief Executive Officer. “Aurora Peat is a sound business, and it is going to owners who know the peat industry well. For Hydrofarm, the divestiture continues to simplify our operating model and reduce debt. We are committed to our strategic priorities to drive high-quality revenue streams, and improve profit margins and profitability. We are excited about our core CEA business including our proprietary brand offerings, and heightened focus on our logistics services business, which has been a key driver in reducing our facility costs the past few years.”

“As part of Aurora Peat Products' previous management team, several key members and I are grateful to return with the opportunity to carry the business forward to a new level of success,” said Bowe McGinnis, Manager of Raven Holdings LLC. “For our customers, the important things remain unchanged as they have for Aurora Peat Products' decades of history - our product quality, reliability, and supply commitments remain paramount. We are also enthusiastic about expansion opportunities, as Aurora Peat has secured one of the largest premium-quality Sphagnum peat moss reserves in North America. We deeply value our continuing relationship with Hydrofarm, a key partner on the supply side. By combining their top-notch distribution network with our focus on bulk peat and mix sales, we create the perfect partnership. We are excited for this strategy to support our customers and grow revenue across all categories.”

“The actions in our announcement today support a change in Hydrofarm’s trajectory - we are now a leaner and more focused organization,” said Eric Ceresnie, Senior Vice President of Strategy, Corporate Development and International Markets. “We are also excited to announce Project Agility, which will drive resources to scale our logistics services platform as we pursue opportunities in adjacent high-growth sectors. While the logistics services business currently represents only a small portion of our operating results, our global distribution center footprint and operational excellence position us well going forward.”

About Hydrofarm

Hydrofarm is a leading independent manufacturer and distributor of branded hydroponics equipment and supplies for controlled environment agriculture (“CEA”), including grow lights, climate control solutions, grow media and nutrients, as well as a broad portfolio of innovative proprietary branded products. For nearly 50 years, Hydrofarm has helped growers make growing easier and more productive. The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.

www.Hydrofarm.com

Contact: ir@hydrofarm.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “plan,” “will,” “project,” “potential” and similar expressions, and include, among others, statements regarding the anticipated benefits of the sale of Aurora Peat; the application of transaction proceeds and expected reduction of indebtedness; the continuing supply and distribution relationship between Hydrofarm and Aurora Peat; the objectives, scope and anticipated results of the logistics services business and Project Agility, including expansion of the Company’s logistics services business and ability to execute on opportunities in adjacent high-growth sectors; and the Company’s future financial performance, liquidity and capital allocation plans.

These statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks relating to the collectability of the promissory note; the Company’s level of indebtedness and ability to comply with the terms of its credit facilities; demand conditions in the CEA and hydroponics markets; the Company’s ability to attract and retain logistics services customers and to execute on new initiatives; the Company’s ability to maintain compliance with Nasdaq continued listing requirements; and the other factors described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and the Company undertakes no obligation to update them except as required by law.

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